EXHIBIT 99.1

Microsemi Reports Fourth Quarter and Fiscal 2005 Results

IRVINE, Calif., Nov. 17, 2005 (PRIMEZONE) -- Microsemi Corporation (Nasdaq:MSCC) today reported results for its fiscal year 2005 and fourth quarter.

 -- Net Sales for Year Increased 21 percent over Prior Year
 -- Net Sales Increased 5 percent in Fourth Quarter
     over Third Quarter
 -- Non-GAAP Gross Margins Increased 240 Basis Points
     over Third Quarter
 -- GAAP Gross Margins Increased 350 Basis Points
     over Third Quarter
 -- Non-GAAP Gross Margins for Year Increased 850 Basis Points
     over Prior Year
 -- GAAP Gross Margins for Year Increased 1060 Basis Points
     over Prior Year
 -- Positive Book-to-Bill Ratio of 1.05 for Fourth Quarter

Net sales for Microsemi's fourth quarter, ended October 2, 2005, were $79.2 million, up 16 percent from net sales of $68.0 million in the fourth quarter of 2004, and up 5 percent from net sales of $75.2 million in the third quarter of 2005. Fourth quarter non-GAAP net income was $14.1 million, up 76 percent from $8.0 million in the fourth quarter of last year and up 23 percent from $11.5 million in the third quarter of 2005. Non-GAAP per share net income in the fourth quarter was $0.21 per share diluted, up from $0.13 in the fourth quarter last year and $0.18 in the third quarter of 2005. Non-GAAP gross margins increased to 49.0 percent in the fourth quarter, a 1,010 basis point increase over the 38.9 percent in the prior year fourth quarter and a 240 basis point increase over the 46.6 percent in the third quarter of 2005. Non-GAAP results are explained and reconciled to GAAP results in the attached tables.

James J. Peterson, president and chief executive officer, stated, "Microsemi is executing on a strategy to grow revenues in multiple end markets with new products while also improving manufacturing utilization to improve profitability as demonstrated by these results. As a result, we feel confident that Microsemi can exceed overall industry growth expectations in both our high reliability semiconductor and high performance analog and mixed signal businesses."

Revenues for the full fiscal year 2005 were $297.4 million, up 21 percent from the $244.8 million for fiscal year 2004. Non-GAAP net income for fiscal year 2005 was up 107 percent at $44.6 million, compared to $21.5 million in 2004, or $0.68 per share diluted in fiscal year 2005, compared to $0.35 per share diluted in fiscal year 2004.

For the fourth quarter, the GAAP net income was $8.2 million, up 811 percent compared to $0.9 million in the fourth quarter of 2004. GAAP net income was $9.8 million in the third quarter of fiscal year 2005. GAAP net income per share diluted was $0.12 for the fourth quarter, compared to $0.01 per share diluted in the fourth quarter of fiscal year 2004 and $0.15 per share diluted in the third quarter of fiscal year 2005. GAAP net income for the fourth quarter of 2005 included a special pre-tax charge of $5.5 million from the amendment and acceleration of stock options.

GAAP net income for fiscal year 2005 was up 421 percent at $29.2 million, compared to $5.6 million in 2004, or $0.45 per share diluted in fiscal year 2005 compared to $0.09 per share diluted in fiscal year 2004.

The book-to-bill ratio for the quarter was 1.05, which reflects strength in the Company's high reliability semiconductor business and demand for its new high performance analog and mixed signal products.

Business Outlook

For the first quarter of 2006, Microsemi expects its sales to increase between 2 and 4 percent sequentially and expects its non-GAAP earnings per diluted share to be $0.21 to $0.23. The Company also expects its non-GAAP gross margin percentage for the first quarter to increase by 80 to 160 basis points over the fourth quarter. Non-GAAP income and non-GAAP margins exclude restructuring costs and other special charges or credits.

Microsemi regularly announces a quarterly outlook in the form of issuing a news release and does not undertake to update any of this information between such public announcements. Please refer to the "SAFE HARBOR" STATEMENT below for risks that may affect future actual results.

About Microsemi Corporation

Microsemi Corporation, with corporate headquarters in Irvine, California, is a leading designer, manufacturer and marketer of high performance analog and mixed signal integrated circuits and high reliability semiconductors. The company's semiconductors manage and control or regulate power, protect against transient voltage spikes and transmit, receive and amplify signals.

Microsemi's products include individual components as well as integrated circuit solutions that enhance customer designs by improving performance, reliability and battery optimization, reducing size or protecting circuits. The principal markets the company serves include implanted medical, defense/aerospace and satellite, notebook computers, monitors and LCD TVs, automotive and mobile connectivity applications. More information may be obtained by contacting the company directly or by visiting its web site at http://www.microsemi.com. LX is a trademark of Microsemi Corporation.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Any statements set forth in the news release that are not entirely historical and factual in nature are forward-looking statements. For instance, all statements of plans, beliefs, or expectations are forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Potential risks and uncertainties include, but are not limited to, such factors as changes in generally accepted accounting principles, the difficulties regarding the making of estimates and projections, in the hiring and retention of qualified personnel in a competitive labor market, of acquiring and integrating new operations or assets, or in closing or disposing of operations or assets, or possible difficulties in transferring work from one plant to another, or regarding rapidly changing technology and product obsolescence, difficulties predicting the timing and costs of plant closures, the potential inability to realize cost savings or productivity gains or other impediments to improving capacity utilization, potential cost increases, weakness or competitive pricing environment of the marketplace, uncertain demand for and acceptance of the company's products, unexpected results of in-process or planned development or marketing and promotional campaigns, changes in demand for products, difficulties foreseeing future demand, inventory adjustments by customers, customer order cancellations, effects of limited visibility of future sales, potential non-realization of expected orders or non-realization of backlog, product returns, product liability, and other potential adverse business and economic conditions or adverse changes in current or expected industry conditions, business disruptions, travel disruptions, embargoes, epidemics, disasters, wars or potential future effects of the tragic events of September 11, variations in customer order preferences, fluctuations in market prices of the company's common stock and potential unavailability of additional capital on favorable terms, difficulties in implementing company strategies, dealing with environmental matters, other regulatory matters, or any matters involving litigation, arbitration, or investigation, difficulties and costs imposed by law, including Section 404 of the Sarbanes-Oxley Act of 2002, difficulties in determining the scope of, and procuring and maintaining, adequate insurance coverage, difficulties, and costs of protecting patents and other proprietary rights, work stoppages, labor issues, inventory obsolescence, difficulties regarding customer qualification of products, manufacturing facilities and processes, and other difficulties managing consolidation or growth, including in the maintenance of internal controls, the implementation of information systems, and the training of personnel. In addition to these factors and any other factors mentioned elsewhere in this news release, the reader should refer as well to the factors, uncertainties or risks identified in the company's most recent Form 10-K and subsequent Form 10-Q reports filed by Microsemi with the SEC. Additional risk factors shall be identified from time to time in Microsemi's future filings. Microsemi does not undertake to supplement or correct any information in this release that is or becomes incorrect.

Investor Inquiries: David R. Sonksen, Microsemi Corporation, Irvine, CA (949) 221-7101.

(Financial Tables Follow)

                        MICROSEMI CORPORATION
               Unaudited Consolidated Income Statements
               (In thousands, except per share amounts)

                                 Quarter ended      Fiscal year ended
                             -------------------   -------------------
                             Sept. 26, October 2,  Sept. 26, October 2,
                               2004       2005       2004       2005
                             --------   --------   --------   --------
 NET SALES                   $ 67,985   $ 79,154   $244,805   $297,440
 Cost of sales                 49,726     40,945    167,266    171,748
                             --------   --------   --------   --------
 GROSS MARGIN                  18,259     38,209     77,539    125,692

 Operating expenses:

 Selling, general
  and administrative           10,005     14,995     38,881     54,362
 Charge for acceleration
  of stock options                 --      5,463         --      5,463
 Research and development       4,648      4,751     20,010     18,937
 Amortization of
  intangible assets               303        231      1,211        919
 Restructuring charges            614        905      6,855      3,632
 (Gain) loss on dispositions
  of assets                      (383)       550       (383)     1,097
 Impairment of long-lived
  assets                        1,506         --      2,506         --
                             --------   --------   --------   --------
   Total operating expenses    16,693     26,895     69,080     84,410
                             --------   --------   --------   --------

 OPERATING  INCOME              1,566     11,314      8,459     41,282

 Interest and other income
  (expense), net                 (366)       783       (187)     1,564
                             --------   --------   --------   --------

 INCOME BEFORE INCOME TAXES     1,200     12,097      8,272     42,846

 Provision for income taxes       302      3,937      2,636     13,623
                             --------   --------   --------   --------
 NET INCOME                  $    898   $  8,160   $  5,636   $ 29,223
                             ========   ========   ========   ========
 Earnings per share
    Basic                    $   0.02   $   0.13   $   0.10   $   0.47
                             ========   ========   ========   ========
    Diluted                  $   0.01   $   0.12   $   0.09   $   0.45
                             ========   ========   ========   ========
 Common and common
  equivalent shares
  outstanding:
   Basic                       59,693     63,013     59,168     61,639
   Diluted                     62,574     66,688     61,987     65,233

                         MICROSEMI CORPORATION
          Schedule Reconciling Non-GAAP Income to GAAP Income
               (in thousands, except per share amounts)

                                 Quarter ended      Fiscal year ended
                               ------------------   ------------------
                               Sept. 26,  Oct. 2,   Sept. 26,  Oct. 2,
                                2004       2005      2004       2005
                               -------    -------   -------    -------
 GAAP NET INCOME               $   898    $ 8,160   $ 5,636    $29,223
                               =======    =======   =======    =======
 The non-GAAP amounts have
 been adjusted to exclude
 the following items:

 Excluded from cost of sales
  Transitional idle capacity
   and inventory abandonments  $ 8,203    $   566   $13,091    $ 9,580

 Excluded from operating
 expenses
  Amortization of intangible
    assets                         303        231     1,211        919
  (Gain) loss on disposition
    of assets                     (383)       550      (383)     1,097
  Impairment of long lived
   assets                        1,506         --     2,506         --
  Charge for acceleration of
   stock options                    --      5,463        --      5,463
  Restructuring and other
   special charges               1,106      1,799     7,347      5,576
                               -------    -------   -------    -------
                                10,735      8,609    23,772     22,635
 Income tax effect               3,637      2,689     7,939      7,280
                               -------    -------   -------    -------
 Net effect of adjustments to
  GAAP net income              $ 7,098    $ 5,920   $15,833    $15,355
                               =======    =======   =======    =======
 NON-GAAP NET INCOME           $ 7,996    $14,080   $21,469    $44,578
                               =======    =======   =======    =======

            Schedule Reconciling Reported Financial Ratios

                                             Quarter ended
                             ------------------------------------------
                             September 26,     July 3,       October 2,
                                 2004           2005           2005
                             ------------   ------------   ------------
 GAAP gross margin           26.9 percent   44.8 percent   48.3 percent
 Effect of reconciling
  items on gross margin      12.0 percent    1.8 percent    0.7 percent
 Non-GAAP gross margin       38.9 percent   46.6 percent   49.0 percent

 To supplement the consolidated financial results prepared under generally accepted accounting principles ("GAAP"), Microsemi uses a non-GAAP measure of results that does not conform with GAAP.
 Microsemi computes non-GAAP results principally by adjusting GAAP results with a reversal of the impact of acquisition-related charges, restructuring charges, non-recurring charges and credits, and special charges and credits, as determined by Microsemi. We believe that non-GAAP results may give a helpful indication of Microsemi's baseline performance from its ongoing operations before restructuring related and other gains, losses or other charges that are considered by Microsemi's management to be outside of the company's core ongoing operating results. In addition, Microsemi's management uses non-GAAP results to measure performance and as a basis for planning and forecasting future periods. These measures are not in accordance with, or an alternative for, GAAP measures and may be materially different from "non-GAAP" measures or any other metrics used by other companies.

                         MICROSEMI CORPORATION
                Non-GAAP Consolidated Income Statements
               (In thousands, except per share amounts)

                                 Quarter ended       Fiscal year ended
                              -------------------   -------------------
                              Sept. 26,   Oct. 2,   Sept. 26,   Oct. 2,
                                2004       2005       2004       2005
                              --------   --------   --------   --------
 NET SALES                    $ 67,985   $ 79,154   $244,805   $297,440

 Cost of sales                  41,523     40,379    154,175    162,168
                              --------   --------   --------   --------
 GROSS MARGIN                   26,462     38,775     90,630    135,272

 Operating expenses:
  Selling, general
   and administrative           10,005     14,101     38,881     52,418
  Research and development       4,648      4,751     20,010     18,937
                              --------   --------   --------   --------
   Total operating expenses     14,653     18,852     58,891     71,355
                              --------   --------   --------   --------

 OPERATING INCOME               11,809     19,923     31,739     63,917

 Interest and other
  income, net                      126        783        305      1,564
                              --------   --------   --------   --------

 INCOME BEFORE INCOME TAXES     11,935     20,706     32,044     65,481
 Provision for income taxes      3,939      6,626     10,575     20,903
                              --------   --------   --------   --------
 NON-GAAP NET INCOME          $  7,996   $ 14,080   $ 21,469   $ 44,578
                              ========   ========   ========   ========
 Non-GAAP earnings per
  share:
   Basic                      $   0.13   $   0.22   $   0.36   $   0.72
   Diluted                    $   0.13   $   0.21   $   0.35   $   0.68

 Common and common equivalent
  shares outstanding:
   Basic                        59,693     63,013     59,168     61,639
   Diluted                      62,574     66,688     61,987     65,233

                         MICROSEMI CORPORATION
            Condensed Unaudited Consolidated Balance Sheets
                            (in thousands)

                                             September 26,   October 2,
                                                 2004           2005
                                               --------       --------
 ASSETS
  Current Assets:
   Cash and cash equivalents                   $ 45,118       $ 98,149
   Accounts receivable, net                      42,219         53,233
   Inventories                                   54,555         55,917
   Deferred income taxes                          8,490         11,957
   Other current assets                           1,979          2,101
                                               --------       --------
    Total current assets                        152,361        221,357

   Property and equipment, net                   59,098         58,366
   Deferred income taxes                          8,772          9,627
   Goodwill                                       3,258          3,258
   Other intangible assets, net                   5,411          4,493
   Other assets                                   4,098          4,069
                                               --------       --------
 TOTAL ASSETS                                  $232,998       $301,170
                                               ========       ========

 LIABILITIES AND SHAREHOLDERS' EQUITY
  Current liabilities                          $ 43,904       $ 43,000
  Long-term liabilities                           4,217          3,617
  Shareholders' equity                          184,877        254,553
                                               --------       --------
 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY    $232,998       $301,170
                                               ========       ========

CONTACT: Microsemi Corporation, Irvine
         FINANCIAL:
         David R. Sonksen, Executive Vice President and CFO
         (949) 221-7101

         EDITORIAL:
         Cliff Silver, Manager, Corporate Communications
         (949) 221-7112